EXHIBIT 10.17

GABRIEL TECHNOLOGIES CORPORATION

PROMISSORY NOTE

$50,000.00	May 11, 2007

FOR VALUE RECEIVED, the undersigned, Gabriel Technologies Corporation, a Delaware corporation ("Company"), promises to pay to the order of Ted Tryba ("Lender"), the principal sum of Fifty Thousand Dollars ($50,000) (the "Principal"), without interest. Further, Lender will receive a warrant to purchase Fifty Thousand (50,000) shares of the Company's common stock at an exercise price of Fifty Cents ($0.50) per share, pursuant to the terms and conditions of a Warrant Certificate to be delivered by the Company. All payments on this Note shall be due and payable in lawful money of the United States of America at such place as Lender may from time to time designate at the time provided in Section 1 below.

1. Payments. One Hundred Thousand Dollars ($100,000) (which is the Principal plus an amount equal to 100% of the Principal) shall be due and payable within 10 business days after the first IP Event to occur after receipt by the Company of the principal of the loan represented by this Note. For purposes of this Note, an "IP Event" is defined as the receipt by the Company or any of its subsidiaries of a minimum of $6,000,000 in net proceeds (in cash or the fair market value of non-cash consideration) from (i) a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or (ii) a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

2. Right to Exchange Note. Lender shall have the right to surrender and exchange this Note at any time after the one year anniversary of this Note into a new fixed term promissory note in the principal amount of One Hundred Thousand Dollars ($100,000) (which is the Principal of this Note plus an amount equal to 100% of such Principal), with such new promissory note (the "New Note") being due and payable on or before the one year anniversary of the Exchange Date (as defined below). Lender shall exercise its right to such surrender and exchange by (i) providing 10 days written notice to the Company of the date on which Lender will surrender and exchange this Note for the New Note (the "Exchange Date"), and (ii) on or before the Exchange Date, deliver the original of this Note to the Company. The Company, upon receipt of Lender's notice and the delivery of the original of this Note by Lender as described above, shall deliver to Lender, within 10 business days after the Exchange Date, the New Note (which will be dated and effective on the Exchange Date).

3. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorney's fees and costs incurred by Lender.

4.  Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery.

5. Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Omaha, Nebraska, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

6.  Assignment. This Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender's sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

7. Delaware Law. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, Gabriel Technologies Corporation has caused this Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ T.J. O’Brien
Printed Name: T.J. O’Brien
Title: Acting COO